Exhibit 10.2

AMENDMENT TO REVOLVING NOTE

THIS AMENDMENT dated as of June 24, 2025 (this “Amendment”) to the Revolving Note dated as of March 5, 2025, (the “Note”) is made by and between YES Americana Group, LLC, a Delaware limited liability company (“Lender”), on the one hand, and Reliance Global Group, Inc., a Florida corporation (“Borrower”), on the other hand. Capitalized terms used but not defined herein shall have the meanings assigned to such terms in the Note.

WITNESSETH:

WHEREAS, the parties previously entered into the Note;

WHEREAS, Lender and Borrower intend to increase the loan commitment amount set forth in the Credit Agreement; and

NOW, THEREFORE, in consideration of the rights and obligations contained herein, and for other good and valuable consideration, the adequacy of which is hereby acknowledged, the parties agree as follows:

Section 1. The first paragraph of the Note shall be deleted and replaced entirely by the following language:

FOR VALUE RECEIVED, Reliance Global Group, Inc., a Florida corporation (the “Borrower”), promises to pay to the order of YES Americana Group, LLC, a Delaware limited liability company (hereinafter, together with any holder hereof, “Lender”), on or before the Maturity Date (as defined below) (A) the greater of: (i) one million seventy-five thousand sixty four dollars ($1,075,064) and (ii) the aggregate principal amount of all Loans outstanding under and pursuant to that certain Revolving Credit Facility Agreement dated as of March 5, 2025, executed by and between Borrower and Lender, as amended from time to time (as amended, supplemented or modified from time to time, the “Credit Agreement”), and made available by Lender to Borrower at the maturity or maturities and in the amount or amounts stated on the records of Lender; together with (B) interest (computed on the actual number of days elapsed on the basis of a 360 day year) on the aggregate principal amount of all Loans and other Obligations outstanding from time to time, as provided in the Credit Agreement; and together with (C) all other Obligations due, owing and payable under the terms of the Credit Agreement and all other Loan Documents. Capitalized words and phrases not otherwise defined herein shall have the meanings assigned thereto in the Credit Agreement. The Lender and the Borrower may be referred to herein individually as a “Party” and collectively as the “Parties”.

Section 2. No Other Modification. All terms and conditions of the Credit Agreement not expressly modified herein will remain in full force and effect and constitute the legal, valid and binding obligations of the Parties

Section 3. Entire Agreement. This Amendment constitutes the entire agreement of the parties hereto with respect to the subject matter hereof and supersedes all prior agreements and undertakings, both written and oral, between Borrower and Lender with respect to the subject matter hereof. Except as amended by this Amendment, the Credit Agreement shall continue in full force and effect.

Section 4. Counterparts. This Amendment may be executed and delivered (including by facsimile transmission or electronic copy) in one or more counterparts, and by the different parties hereto in separate counterparts, each of which when executed shall be deemed to be an original but all of which taken together shall constitute one and the same agreement.

[Remainder of Page Intentionally Left Blank; Signature Page Follows]

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IN WITNESS WHEREOF, Borrower and Lender have caused this Amendment to be executed by as of the date first written above by their respective officers thereunto duly authorized.

Reliance Global Group Inc.

By:	/s/ Joel Markovits
Name:	Joel Markovits
Title:	Chief Financial Officer

YES Americana Group, LLC

By:	/s/ Debra Beyman
Name:	Debra Beyman
Title:	Sole Member

[Signature Page to Note Amendment]

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